SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2008

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 4, 2008, Open Text Corporation (the “Company”) issued a press release announcing that it has entered into a definitive agreement with Captaris Inc. (“Captaris”), under which Open Text will acquire all of Captaris’s outstanding shares for a total amount of approximately US $131 million.

A copy of the agreement with Captaris and the press release issued by the Company, is filed as Exhibit 2.1 and 99.1, respectively, to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger between Open Text Corporation, Open Text Inc., Oasis Merger Corp. and Captaris Inc., dated September 3, 2008

99.1	Press Release (including Investor Relations presentation, included as part of this press release) issued by Open Text Corporation on September 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

September 4, 2008	By:	/s/ Paul McFeeters
Paul McFeeters
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger between Open Text Corporation, Open Text Inc., Oasis Merger Corp. and Captaris Inc., dated September 3, 2008

99.1	Press Release (including Investor Relations presentation, included as part of this press release) issued by Open Text Corporation on September 4, 2008.

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